Exhibit 99.1

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY, INC. DOMESTIC COKE PRODUCTION ESTIMATED

TO BE 1,047 THOUSAND TONS IN SECOND QUARTER 2015

•	Estimated second quarter 2015 domestic coke production projected to be 1,047 thousand tons versus 1,059 thousand tons in the same prior year period

•	Reaffirm full year 2015 Consolidated Adjusted EBITDA guidance of $190 million to $210 million

Lisle, Ill. (July 9, 2015) – SunCoke Energy, Inc. (NYSE: SXC) today reported preliminary second quarter 2015 domestic coke production of 1,047 thousand tons, down an estimated 12 thousand tons. The decline largely reflects a pull forward in the timing of the 2015 planned maintenance outage at our Granite City facility as compared to prior year. Domestic capacity utilization for second quarter 2015 is estimated to be 99 percent, as compared to 100 percent in the same prior year period.

Preliminary Domestic Coke Production and Capacity Utilization
	For quarter ended June 30,
(Coke production in thousands of tons)	2015(1)	2014
Domestic Coke Production	1,047	1,059
Capacity Utilization (percent)	99	100

(1)	Estimated

See exhibit at end of release for domestic coke production schedule for the last four quarters.

OTHER RECENT DEVELOPMENTS

During second quarter 2015, we completed the planned termination of our pension plan, resulting in a non-cash charge of approximately $13 million. This charge was included in our 2015 Adjusted EBITDA guidance and represents accelerated non-cash amortization of pension-related amounts previously included in other comprehensive income.

While we continue to pursue a strategic exit from our Coal Mining business, we no longer believe a sale is probable due to the prolonged market challenges and sharply lower prices impacting the metallurgical coal industry. Instead, the company is significantly rationalizing its mining operations to reduce ongoing costs. As such, our Coal Mining segment no longer qualifies for discontinued operations accounting treatment. We will reflect this change in our historical and prospective financial statements beginning in second quarter 2015. This restated presentation will not impact consolidated Adjusted EBITDA results or our 2015 guidance.

UPCOMING EVENTS

SunCoke Energy, Inc. tentatively plans to issue second quarter 2015 earnings before market opens and host an investor conference call at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) on Thursday,

SunCoke Energy, Inc.

Page | 2

July 23, 2015. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com. Investors may participate in this call by dialing 1-800-588-4973 in the U.S. or 1-847-230-5643 if outside the U.S., confirmation code 40130618.

ABOUT SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to the integrated steel industry under long-term take-or-pay coke contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery cokemaking technology that captures excess heat for steam or electrical power generation. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia, Brazil and India. We are the sponsor of SunCoke Energy Partners, L.P. (NYSE: SXCP), a publicly traded master limited partnership, holding a two percent general partner interest, 56 percent limited partnership interest and all of the incentive distribution rights. In addition, we own approximately 110 million tons of proven and probable coal reserves in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

DEFINITIONS

Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) adjusted for impairments, coal rationalization costs, sales discounts, and interest, taxes, depreciation and amortization attributable to our equity method investment. Prior to the expiration of our nonconventional fuel tax credits in November 2013, Adjusted EBITDA included an add-back of sales discounts related to the sharing of these credits with customers. Any adjustments to these amounts subsequent to 2013 have been included in Adjusted EBITDA. Our Adjusted EBITDA also includes EBITDA attributable to our equity method investment. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Company’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they should not be considered a substitute for net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as

SunCoke Energy, Inc.

Page | 3

uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXC’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

###

SunCoke Energy, Inc. Domestic Coke Production and Capacity Utilization
	For quarter ended June 30,		For quarter ended March 31,		For quarter ended December 31,		For quarter ended September 30,
(Coke production in thousands of tons)	2015(1)	2014	2015	2014	2014	2013	2014	2013
Domestic Coke Production	1,047	1,059	998	944	1,083	1,056	1,090	1,081
Capacity Utilization (percent)(2)	99	100	95	90	101	99	102	101

(1)	Estimated
(2)	Excluding Indiana Harbor cokemaking facility, capacity utilization for the periods ended June 30, 2015 and June 30, 2014 was 105 percent and 106 percent, respectively